Exhibit 99.1

Veritas Farms CEO Alexander Salgado Provides Letter to Shareholders Summarizing Milestone Achievements and Outlining Growth Strategy

Fort Lauderdale, Florida - September 9, 2019 - Veritas Farms, Inc. (OTCQB: VFRM) (“Veritas Farms” or the “Company”), today provided the following Letter to Shareholders from the Company's CEO and co-founder, Alexander M. Salgado:

Dear Fellow Shareholders,

As I look back on the past 5 years – a period of profound legislative and cultural shifts – it is remarkable how much Veritas Farms has accomplished, not only in terms of operational and financial performance, but in our steadfast dedication to our valued distribution partners and customers around the country. This continued market development and our unwavering commitment to quality has resulted in Veritas Farms™ full spectrum hemp oil products on the shelves at more than 4,500 retail locations nationwide, including more than 3,500 national chain pharmacy and supermarket outlets. These combined growth factors helped propel Veritas Farms’ revenues by over 500% from Q2 2018 to Q2 2019.

In addition, Veritas Farms has implemented a number of key infrastructure, human resource, and marketing investments throughout 2019, that not only helped facilitated our recent growth, but is also expected to continue to positively impact both short and long-term results.

Breakthrough with National Chain Retailers

Since the passage of the 2018 Farm Bill that legalized industrial hemp on a federal level, one of the most significant developments for the Veritas Farms™ brand in 2019 has been our successful penetration of the national chain drug store and supermarket channels. National chain retailers now comprise a significant portion of our distribution network and are expected to continue to drive sales and awareness of Veritas Farms™ products for the foreseeable future. Chain retailers’ commitment to full spectrum hemp oil products signals the mainstream emergence and growth of this new product category for both consumers and distributors. We are confident this trend will continue as more and more American consumers add full spectrum hemp oil products to their daily health and wellness routines.

Funding Future Growth

To fund our recent and future growth, Veritas Farms successfully completed two private placement financings over the past 19 months which provided us with in excess of $20 million. This capital infusion is currently being deployed to fuel our continued efforts to expand our retail distribution network, implement additional sales and marketing programs, expand infrastructure, fill key management and administrative positions, and plan several exciting new category product launches during the balance of 2019.

Management and Operations Teams Expansion

During 2019, Veritas Farms added several new members to its senior management team. Michael D. Pelletier, our new full-time CFO, oversees corporate finance, accounting, audit, tax, and administrative functions, and Spencer Fuller, our new V.P. of Agriculture, is in charge of improving and expanding our outdoor and indoor grow operations. Their addition to the Veritas Farms team had an immediate impact, which we believe will help boost the productivity and efficiency of the entire Veritas Farms organization going-forward.

Sales/Marketing, Ad Campaigns, and Social Media

Beyond growing and producing the very highest quality hemp extract products, the success of our Veritas Farms™ brand depends on reaching and influencing consumers with targeted marketing campaigns. As a result, we made large investments in expansion of the Veritas Farms sales and marketing teams, attended more than a dozen industry tradeshows and expos, launched our first outdoor advertising campaign, and greatly expanded our social media influencer partnerships. Recent corporate advertising policy shifts have also allowed us to begin advertising on digital display networks and social media platforms.

Veritas Farms recently garnered national attention from established media outlets like Fox Business, The New York Times, Denver Post, Miami Herald, and many more. Additionally, our advertorial campaign with Men’s Health Magazine proved effective in driving traffic and online sales. The combine programs resulted in establishing the Veritas Farms™ brand with consumers and effectively supports our growing retail distribution network in select regions across the country. We plan to continue expanding these proven programs and explore new marketing opportunities as more retail outlets open up to carrying our product categories.

Production and Processing Expansion

The heart of Veritas Farms is our 100% owned and operated 140-acre farm and production facility in Pueblo, Colorado. During this current outdoor grow season, under the guidance of our new V.P. of Agriculture, Spencer Fuller, some key enhancements were made to our farming infrastructure and processes to expand and improve our hemp crop yields. This includes more than doubling our total planted area, planting highly productive proprietary hemp strains, amending our soil, and implementing a subsurface irrigation system. These combined improvements are expected to increase Veritas Farms’ overall hemp production in 2019 by up to five times our 2018 yields. Harvest of the Veritas Farms 2019 outdoor hemp crop is planned for early October.

New Product Development and Launches

Over the past year, Veritas Farms has spent considerable time and resources to develop exciting and unique new products. These are not simply variations of our current lineup but represent entire new product categories and Veritas Farms™ sub-brands for us. I expect them each to make up a considerable percentage of our revenues next year. Although we are not quite ready to make our launch announcements yet, we expect to be ready to do so very soon. I’m certain it will be worth the wait.

Industry Leadership

The successful emergence and development of the full spectrum hemp oil category requires tactful thought and policy leadership that extends outward to ancillary verticals, government regulators and consumers. Veritas Farms has been and will continue to lead this critical effort in leading the national dialogue around the category. As such, Veritas Farms has taken active board member positions with The U.S. Hemp Roundtable and The Florida Hemp Council.

In conclusion, we are very excited for the progress, enhancements, and improvements we have made in the Company over the past nine months and our strategic plan for growth going forward. I would like to sincerely thank all the Veritas Farms shareholders and customers for their ongoing support ever since we started the Company almost five years ago. Our entire team greatly appreciates the confidence you have shown in our mission, products, and operations. We will keep you updated on our progress as developments unfold.

Sincerely,

"Alexander M. Salgado"

CEO and co-Founder

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently owns and operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp oil products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Veritas Farms, Inc. - Social Media

Instagram: www.instagram.com/veritasfarmsofficial/

Facebook: www.facebook.com/VeritasFarmsOfficial/

LinkedIn: www.linkedin.com/company/veritasfarms/

Twitter: www.twitter.com/theveritasfarms

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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